                                                                     Exhibit 4.4


================================================================================



                              AMENDED AND RESTATED
                           SUBORDINATED NOTE AGREEMENT

                                  $200,000,000

                                      among

                                   AT&T Corp.
                                   as a Lender

                                       and

                            GLOBAL CARD HOLDINGS INC.
                                   as a Lender

                                       and

                            AT&T LATIN AMERICA CORP.
                                  as a Borrower

                                       and

                           the BORROWING SUBSIDIARIES
                            identified on Schedule A




                          Dated as of January 18, 2001


                       ----------------------------------



================================================================================

                               TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----

1.       Loans....................................................................................................1

2.       Procedures for Advances..................................................................................2

3.       Repayment; Adjustment of Aggregate Commitment............................................................3

4.       Notes....................................................................................................5

5.       Interest.................................................................................................5

6.       Use of Proceeds..........................................................................................6

7.       Subordination............................................................................................6

8.       Representations and Warranties of the Borrowers..........................................................8

9.       Covenants...............................................................................................10

10.      Events of Default.......................................................................................14

11.      Remedies Upon Default, Etc..............................................................................16

12.      Withholding.............................................................................................16

13.      Increased Costs.........................................................................................17

14.      Indemnities.............................................................................................18

15.      Change in Market Conditions.............................................................................19

16.      Definitions.............................................................................................19

17.      Applicable Law/submission to Jurisdiction...............................................................25

18.      Assignment..............................................................................................25

19.      Counterparts............................................................................................25

20.      Amendments, Etc.........................................................................................26

21.      Survival of Agreements, Representations and Warranties..................................................26

22.      Notices, Etc............................................................................................26


23.      Payments in Accordance With Requirements of Law.........................................................26

24.      Further Assurances......................................................................................27

Exhibit A     Form of Borrowing Request
Exhibit B     Subordinated Promissory Note

Schedule A    Borrowing Subsidiaries

         This Amended and Restated Subordinated Note Agreement, dated as of January 18, 2001 (as amended, restated, supplemented or otherwise modified, the "AGREEMENT"), is entered into by and among AT&T Corp., a New York corporation ("AT&T"), Global Card Holdings Inc., a Delaware corporation and a wholly owned subsidiary of AT&T ("GCH" and, together with AT&T, the "LENDERS"), AT&T Latin America Corp., a Delaware corporation ("ATTLA") and each Person listed on Schedule A hereto (each, a "BORROWING SUBSIDIARY" and, together with ATTLA, the "BORROWERS"), and amends and restates in its entirety that certain Subordinated Note Agreement, dated as of November 30, 2000, by and among GCH and the Borrowers (the "ORIGINAL AGREEMENT"). Certain capitalized terms used herein are defined in Section 16.

                                    RECITALS

         A. GCH has requested, and the Borrowers have agreed, that the Original Agreement be amended and restated in its entirety in order to add AT&T as a Lender as provided herein; and

         B. All indebtedness and commitments under the Original Agreement, as amended and restated in connection with this Agreement, will be continued under this Agreement and will not be canceled or discharged.

         In consideration of the mutual promises and covenants set forth herein, the parties hereto amend and restate the Original Agreement in its entirety, and agree, as follows:

1. LOANS.


   (a) Subject to the terms and conditions of this Agreement, each Lender agrees to make one or more loans hereunder (each, an "ADVANCE") to the Borrowers from time to time during the period from the date of this Agreement to the Termination Date, as requested by ATTLA in accordance with Section 2, PROVIDED that the aggregate principal amount of all outstanding Advances shall not exceed the Aggregate Commitment at any time. The Borrowing Subsidiaries listed on Schedule A may be changed from time to time as agreed by Lender and ATTLA, PROVIDED that any Subsidiary added to such list shall first become a party to this Agreement.

   (b) If within 15 days of the date on which any interest payment is due with respect to any Loan, PROVIDED that such interest payment date is prior to January 1, 2004, ATTLA provides the Lender that made such Loan with an Officers' Certificate of ATTLA executed by its President or any Vice President and by its Chief Financial Officer or Treasurer (an "OFFICERS' CERTIFICATE") stating (i) that the Borrowers cannot make such interest payment without adversely affecting the capital expenditure program set forth in the Business Plan most recently delivered to AT&T or the working capital position or financial condition of ATTLA and its Subsidiaries, taken as a whole, and (ii) specifying the amount of such interest payment and its due date, then ATTLA and the relevant Borrowing Subsidiaries shall not make such interest payment on such due date and such Lender shall be deemed to have made an interest loan (an "INTEREST LOAN") to the applicable Borrower, in a principal amount equal to the accrued interest due from such Borrower on such due date which is not being paid as a result of this clause (b), and the amount of such Interest Loan shall be noted appropriately on the Note relating to the Loans in question. For purposes of this Agreement, "LOAN" means an Advance or an Interest Loan.


2. PROCEDURES FOR ADVANCES.

   (a) REQUESTS FOR BORROWING. ATTLA shall give AT&T a notice requesting each Advance in the form of Exhibit A (a "BORROWING NOTICE"), duly executed by its Chief Executive Officer, Chief Financial Officer or Controller, not later than the fifth Business Day prior to the borrowing date of such Advance, specifying (i) the principal amount of such Advance in Dollars, which shall be in an aggregate amount - of $2,000,000 or an integral multiple of $1,000,000 in excess thereof (not to exceed, together with any outstanding Loans, the Aggregate Commitment), (ii) the borrowing date of such Advance, which shall -- be a Business Day, (iii) the name of the applicable Borrower and (iv) the bank account or accounts of ATTLA (or the Borrowing Subsidiary) to which the Advance is to be disbursed, and certifying, as of the date of the Borrowing Notice and as of the borrowing date, that (w) the Borrowers have performed and - complied with all the respective terms and conditions of this Agreement applicable to them, (x) the - representations and warranties contained in Section 8 are and will be true and correct, (y) there - exists and will exist no condition or event which constitutes or which, after notice or passage of time or both, would constitute an Event of Default, and (z) the amount of the Advance specified in the - Borrowing Notice is consistent with the most recently delivered Business Plan. Any Borrowing Notice received after 12:00 noon (New York time) shall be deemed received on the next Business Day. If ATTLA requests in a Borrowing Notice pursuant to this Section 2(a) that all or a portion of an amount of the Advance specified therein be made available to one or more Borrowing Subsidiaries, ATTLA must deliver the Borrowing Notice to AT&T not later than (i) 20 Business Days prior to the requested borrowing date
           - if any relevant Borrowing Subsidiary is domiciled in Colombia or Brazil; or (ii) ten Business Days -- prior to the requested borrowing date if any relevant Borrowing Subsidiary is domiciled in Peru, Argentina or Chile. AT&T shall promptly notify GCH of each such request received by it from ATTLA by sending GCH a copy of the related Borrowing Notice.

   (b) DISBURSEMENT OF ADVANCES. Upon receipt of a Borrowing Notice from ATTLA and delivery of a copy thereof to GCH in accordance with
           Section 2(a), AT&T shall designate which of it and GCH shall make available to the applicable Borrower the amount of the Advance requested in such Borrowing Notice, and shall notify ATTLA of such designation within three Business Days following receipt by AT&T of such Borrowing Notice. Subject to the terms and conditions of this Agreement, not later than 5:00 p.m. on the borrowing date set forth in a Borrowing Notice with respect to an Advance complying with paragraph (a) of this Section 2, the Lender designated by AT&T shall make available to ATTLA or the applicable Borrowing Subsidiary the amount of such Advance in U.S. Dollars specified in such Borrowing Notice, in immediately available funds payable to the account or accounts specified in such Borrowing Notice.

3. REPAYMENT; ADJUSTMENT OF AGGREGATE COMMITMENT.

   (a) FINAL MATURITY. ATTLA shall repay, or cause the relevant Borrowing Subsidiaries to repay (including without limitation by providing funds to such Borrowing Subsidiary for such payment to the relevant Lenders), on December 1, 2008 the outstanding principal amount of all outstanding Loans, together with accrued and unpaid interest thereon through the date of payment.

   (b) INCREASE OF AGGREGATE COMMITMENT. The amount of the Aggregate Commitment shall be increased automatically by the amount of each Interest Loan deemed to be made pursuant to Section 1(b).

   (c) REDUCTION OF AGGREGATE COMMITMENT/MANDATORY PREPAYMENT. (i) The amount of the Aggregate Commitment shall be reduced automatically by the amount of each repayment (including prepayment) of all or part of any Loan and by the amount of the aggregate net cash proceeds from any issuance by ATTLA or any of its Subsidiaries from time to time of
           (x) Indebtedness, other than Permitted Indebtedness, or (y) equity securities or similar interests, other than in connection with the exercise of stock options by employees pursuant to an authorized plan of ATTLA or any such Subsidiary.

           (ii) If at any time the aggregate amount of outstanding Loans exceeds the Aggregate Commitment then in effect, ATTLA shall prepay, or cause the relevant Borrowing Subsidiaries to prepay, as the case may be (including without limitation by providing funds to such Borrowing Subsidiary for such payment) an amount equal to the excess of such aggregate amount over such Aggregate Commitment, such prepayment to be made, together with accrued and unpaid interest on the amount prepaid through the date of prepayment, not more than three Business Days following any date on which the aggregate amount of outstanding Loans exceeds the Aggregate Commitment.

   (d) OPTIONAL PREPAYMENT. ATTLA (or any Borrowing Subsidiary) may prepay Loans in whole or in part without penalty or premium, but together with accrued and unpaid interest on the amount prepaid through the date of prepayment, PROVIDED that ATTLA shall give the Lenders notice of any such prepayment at least three Business Days in advance. Principal amounts prepaid may not be reborrowed.

   (e) PREPAYMENT ON ACCOUNT OF ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law applicable to either Lender, ATTLA or any Borrowing Subsidiary or in the interpretation or application thereof occurring after the date of this Agreement shall make it unlawful for such Lender to make or maintain any Loan, (i) such Lender shall promptly give written - notice of such circumstances to the Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), and (ii) ATTLA shall repay (or cause the applicable Borrowing -- Subsidiary to repay) the amount of such Loan, together with any interest accrued and unpaid thereon through the date of repayment, within three Business Days following receipt of such notice from such Lender.

   (f) REPAYMENT IN EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing, the Loans may be declared payable immediately, or will become repayable immediately, in accordance with
           Section 11.

   (g) PAYMENT IN U.S. DOLLARS. Any payment under this Agreement or the Notes shall be in U.S. Dollars.

   (h) ORDER OF REPAYMENTS. Repayments (including prepayments) shall be applied first to the outstanding principal amount, if any, of Interest Loans and accrued but unpaid interest thereon, and then to the outstanding principal amount of Advances and accrued but unpaid interest thereon, PROVIDED that, except as AT&T may otherwise direct, the amount of any such repayment (including any prepayment) shall be allocated by applying each Lender's Ratable Share of such amount (determined as of the date of such repayment) to the respective indebtedness to each Lender owed hereunder by the Borrower on behalf of which such repayment is being made.

4. NOTES.

   (a) NOTES. The obligation of each Borrower to pay the principal of and interest on all of its Loans from each Lender hereunder shall be evidenced by a single note payable to such Lender (a "NOTE"), which shall (i) be dated as of the date of borrowing of such Borrower's first Advance, (ii) be in an amount equal to the Aggregate Commitment in effect at the time such Note is issued, (iii) bear interest as provided in Section 5, (iv) be payable in Dollars to the order of such Lender, (v) be duly executed by a duly authorized officer of ATTLA or the relevant Borrower and (vi) be in the form of Exhibit B with blanks completed in conformity herewith and therewith. Each Borrower's Note shall be valid and enforceable as to its principal amount at any time only to the extent of the Loans advanced by the relevant Lender to such Borrower and then outstanding, and, as to interest, only to the extent of the interest accrued and unpaid in respect of such Loans. ATTLA shall deliver, or cause to be delivered, to the relevant Lender a duly executed Note in respect of each Borrower that borrows from such Lender hereunder not later than one Business Day prior to the date on which such Borrower's first Advance is disbursed.

   (b) REISSUED NOTES. As soon as reasonably practicable following either Lender's reasonable request, any Borrower so requested that has issued a Note to such Lender shall reissue such Note in a form that
           (i) in the opinion of such Lender's counsel, is enforceable against such Borrower and consistent with the laws of such Borrower's domicile or jurisdiction of organization, (ii) reflects the Aggregate Commitment at the time in effect, and (iii) is otherwise substantially identical to that of the Note the reissuance of which has been requested by such Lender pursuant to this Section 4(b) (the "ORIGINAL NOTE"). Such Lender shall, promptly upon receipt of the reissued Note, return the Original Note to such Borrower marked "canceled."

5. INTEREST.

   (a) INTEREST RATE. Subject to the provisions of this Section 5, the outstanding principal amount of each Loan shall bear interest at a rate per annum equal to the LIBOR Rate plus the Margin as set forth below.

   (b) INTEREST PERIODS. The Interest Period (the "INTEREST PERIOD") for each Loan shall be (i) the period commencing on and including the next succeeding day after the date of disbursement, in the case of Advances, or the date on which each Interest Loan is deemed to have been made, in the case of Interest Loans, and ending on and including the first day of the next succeeding March, June, September or December (not including December 1, 2000), and (ii) thereafter, each three-month period commencing on and including the next succeeding day after the last day of the preceding Interest Period and ending on and including the first day of the next succeeding March, June, September or December, PROVIDED that (x) any Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day, and (y) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date.

   (c) DEFAULT RATE. Upon the occurrence and during the continuance of an Event of Default, all Loans shall bear interest at a rate per annum that is 2% in excess of the rate then applicable.

   (d) INTEREST PAYMENT AND COMPUTATION. Interest on each Loan shall be payable on the last day of each Interest Period applicable thereto. Interest shall be computed on the basis of a 360-day year or 30-day months and assessed for the actual number of days elapsed.

   (e) LIBOR RATE; MARGIN. The "LIBOR RATE" shall be the per annum rate of interest determined on the basis of the London Inter-Bank Offered Rate for deposits in Dollars in minimum amounts of $5,000,000 for a three-month period appearing on Bloomberg (function: BBAM) as of two Business Days prior to the date of disbursement of the applicable Loan. The "MARGIN" shall be 6.00% per annum.

6. USE OF PROCEEDS.

   ATTLA and its Subsidiaries shall use the proceeds of the Loans (i) to finance Capital Expenditures and working capital requirements, (ii) to pay cash interest, and (iii) to fund operating costs.

7. SUBORDINATION.

   (a) AGREEMENT TO SUBORDINATE. The Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Section 7, to the prior payment in full (when due) of all existing and future Senior Indebtedness. Such subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Notes shall in all respects rank PARI PASSU with all other Indebtedness of the Borrower and only Indebtedness of the Borrower that is Senior Indebtedness shall rank senior to each Note in accordance with the provisions set forth herein.

   (b) LIQUIDATION DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of the Borrower upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to ATTLA or its property, or in a bankruptcy, insolvency, receivership or similar proceeding relating to ATTLA or its property, (i) the holders of Senior Indebtedness will be entitled to receive payment in full of the Senior Indebtedness before either Lender is entitled to receive any payment, and (ii) until the Senior Indebtedness is paid in full, any payment or distribution to which either Lender would be entitled but for this Section 7 will be made to holders of the Senior Indebtedness as their interests may appear, except that such Lender may receive shares of stock and any debt securities that are subordinated to at least the same extent as the Notes.

   (c) DEFAULT ON SENIOR INDEBTEDNESS. ATTLA may not pay principal of, or interest on, the Notes and, subject to Section 4(b), may not otherwise purchase, redeem or otherwise retire any Notes if (i) any Senior Indebtedness is not paid when due in cash or cash equivalents or (ii) any other default in respect of Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) such default has been cured or waived and any such acceleration has been rescinded in writing or (y) such Senior Indebtedness has been paid in full in cash or cash equivalents.

   (d) WHEN A DISTRIBUTION MUST BE PAID OVER. If a distribution is made to a Lender that, because of the provisions of this Section 7, should not have been made to it, such Lender shall hold such distribution in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

   (e) SUBROGATION. After the Senior Indebtedness of ATTLA is paid in full and until the Notes are paid in full, the Lenders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. For purposes of such subrogation, a distribution made under this Section 7 to holders of Senior Indebtedness that otherwise would have been made to a Lender is not, as between ATTLA, its creditors other than the holders of such Senior Indebtedness and the Lenders, a payment by ATTLA on such Senior Indebtedness, it being understood that the provisions of this Section 7 are and are intended solely for the purpose of defining the relative rights of the Lenders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

   (f) RELATIVE RIGHTS. This Section 7 defines the relative rights of the Lenders, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing in this Agreement shall:

           (i) impair, as between ATTLA and either Lender, the obligation of ATTLA, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

          (ii) prevent either Lender from exercising its available remedies upon a default or event of default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to the Lender.

   (g) SUBORDINATION NOT IMPAIRED BY ATTLA. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Borrower or by its failure to comply with this Agreement.

   (h) SECTION 7 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure to make a payment pursuant to the Notes by reason of any provision in this Section 7 shall not be construed as preventing the occurrence of a default, or Event of Default hereunder.

   (i) RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS. Each Lender acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

8. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS.

   ATTLA, with respect to itself and its Subsidiaries, and each Borrowing Subsidiary, with respect to itself and its Subsidiaries, represent and warrant to each Lender as follows:

   (a) DUE ORGANIZATION, VALID EXISTENCE, GOOD STANDING, DUE AUTHORIZATION, ENFORCEABILITY. ATTLA is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. Each Borrowing Subsidiary is a corporation, limited liability company or other business entity duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction in which it is organized. The execution and delivery of this Agreement and the performance of each Borrower's obligations hereunder have been duly authorized by all necessary action on the part of each Borrower. This Agreement has been duly executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of such Borrower.

   (b) NO VIOLATION, CONFLICT, DEFAULT, LIENS, CONSENTS, APPROVALS. The execution and delivery of this Agreement by each Borrower and the performance by such Borrower of its obligations hereunder will not result in (i) any conflict with the organizational documents of such Borrower, (ii) any breach or violation of or default under any law, statute, regulation, judgment, order, decree, license, permit or other governmental authorization or any mortgage, lease, agreement, deed of trust, indenture or any other instrument to which such Borrower is a party or by which it or its properties or assets are bound, or (iii) except as provided herein, the creation or imposition of any Liens, except for such breaches, violations or defaults and such Liens which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect (a "MATERIAL ADVERSE EFFECT") on the ability of such Borrower to perform its obligations under this Agreement or with respect to any Loan. No consent, approval or authorization of or filing with any third party or any governmental authority is required on the part of any Borrower in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or the performance of any obligations of any Borrower hereunder.

   (c) NO MATERIAL ADVERSE CHANGE. Since September 30, 2000, there has been no change, occurrence or development resulting in a Material Adverse Effect.

   (d) NO LITIGATION. (i) There is no pending or, to the best knowledge of the Borrowers, threatened action or suit or judicial, arbitral, rule-making or other administrative or other proceeding before any court of governmental agency, authority or body or any arbitrator involving any Borrower that would reasonably be expected to have a Material Adverse Effect, and (ii) there is no pending or, to the best knowledge of the Borrowers, threatened action or suit or judicial, arbitral, rule-making or other administrative or other proceeding which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

   (e) FEDERAL REGULATIONS. No part of the proceeds of any Loan will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Federal Reserve Board, or for any purpose which violates the provisions of the Regulations of the Federal Reserve Board, including, without limitation, Regulation T, Regulation U or Regulation X of the Federal Reserve Board.

   (f) OWNERSHIP OF PROPERTY; LIENS. Each of ATTLA and its Subsidiaries has good and valid title to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Liens, except Permitted Liens.

   (g) INVESTMENT COMPANY ACT. Neither ATTLA nor any of the Borrowing Subsidiaries is an "investment company" or a "company controlled by an investment company" within the meaning of the United States Investment Company Act of 1940, as amended.

   (h) PUBLIC UTILITY HOLDING COMPANY ACT. Neither ATTLA nor any of the Borrowing Subsidiaries is a "holding company" or an "affiliate of a holding company" within the meaning of the United States Public Utility Holding Company Act of 1935, as amended.

   (i) FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the making of any Loan nor the use of the proceeds thereof as contemplated by this Agreement will violate any requirement or prohibition imposed by the United States government under authority of the International Emergency Economic Powers Act (50 U.S.C. ss 1701, ET SEQ.), the Trading with the Enemy Act (50 U.S.C. App. 5(b)), or any proclamation, order, regulation or license issued pursuant thereto.

   (j) TAXES. ATTLA and each of the Borrowing Subsidiaries have duly and timely filed or caused to be duly and timely filed all tax returns which are required to be filed and have duly and timely paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property by a government authority or otherwise payable by it (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in the books of ATTLA or the Borrowing Subsidiaries, as the case may be) except to the extent that failure to comply with this paragraph would not be reasonably expected to have a Material Adverse Effect.

9. COVENANTS.

   (a) ANNUAL BUSINESS PLAN. Prior to the beginning of each fiscal year of ATTLA, ATTLA shall deliver to AT&T an annual business plan with respect to the Group (the "BUSINESS PLAN"), approved by the Board of Directors of ATTLA, that sets forth in reasonable detail (i) the financing needs of the Group and expected financing sources; and (ii) the amount of proposed Capital Expenditures for each month in such year. ATTLA shall promptly deliver to AT&T an updated Business Plan, approved by the Board of Directors of

           ATTLA, upon any material change to the Business Plan most recently delivered to AT&T. Upon GCH's reasonable request from time to time, ATTLA shall deliver to GCH a copy of the Business Plan most recently delivered to AT&T.

   (b) USE OF PROCEEDS/MARGIN REGULATIONS. ATTLA shall, and shall cause its Subsidiaries to, use the proceeds of Loans in accordance with Section
           6. ATTLA shall not, and shall cause its Subsidiaries not to, use any part of the proceeds of any Loan for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Federal Reserve Board, or for any purpose which violates the provisions of the Regulations of the Federal Reserve Board, including, without limitation, Regulation T, Regulation U or Regulation X of the Federal Reserve Board. If requested by either Lender, ATTLA and each Borrowing Subsidiary will furnish to such Lender a statement to that effect in conformity with the requirements of FR Form U-1 or such other similar form referred to in Regulation T, Regulation U or Regulation X of the Federal Reserve Board, as the case may be.

   (c) NOTICE OF EVENT OF DEFAULT. ATTLA shall deliver to each Lender promptly, and in any event within five Business Days after a responsible officer of ATTLA or any of the Borrowing Subsidiaries becoming aware of the existence of any Event of Default, a written notice specifying the nature and period of existence thereof and what action ATTLA is taking or proposes to take with respect thereto;

   (d) REQUESTED INFORMATION. ATTLA shall deliver to each Lender as promptly as practicable such data and information (including copies of periodic financial statements) relating to the business, operations, affairs, financial condition, assets or properties of ATTLA or any of the Borrowing Subsidiaries or relating to the ability of the Borrowers to perform their respective obligations hereunder, or with respect to any Loan, as from time to time may be reasonably requested by either Lender.

   (e) COMPLIANCE WITH LAWS. ATTLA shall, and shall cause its Subsidiaries at all times to:


           (i) comply in all material respects with all Requirements of Law applicable to ATTLA or its Subsidiaries, as the case may be; and

           (ii) obtain, effect and maintain in full force and effect all material governmental and regulatory consents, licenses, exemptions, clearances, filings, registrations and authorizations necessary for the conduct of the business, trade and ordinary activities of ATTLA and its Subsidiaries.

   (f) INSURANCE. ATTLA shall, and shall cause each of its Subsidiaries to, maintain insurance on and in relation to their respective business and assets against such risks and to such extent as they reasonably consider good business practice for companies carrying on a business such as that carried on by the relevant Person.

   (g) LIMITATIONS ON INDEBTEDNESS. ATTLA shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to remain outstanding any Indebtedness except the following ("PERMITTED INDEBTEDNESS"):

            (i) Indebtedness in an aggregate principal amount outstanding that does not exceed 110% of the amount (in Dollars or Dollar Equivalents) of the Indebtedness provided for in the Business Plan most recently approved by the board of directors of ATTLA;

           (ii) Indebtedness of ATTLA to any Subsidiary, or Indebtedness of any Subsidiary to ATTLA or any other Subsidiary;

          (iii) Indebtedness under currency or interest rate hedging agreements;

           (iv) Indebtedness in respect of performance bonds, bankers' acceptances and letters of credit provided in the ordinary course of business; and

            (v) Indebtedness to renew, extend, refinance or replace any
                Indebtedness permitted by this Section 9(g), PROVIDED that such Indebtedness does not exceed the principal amount of and premium, if any, on the Indebtedness being renewed, extended, refinanced or replaced, plus reasonable costs and expenses incurred upon such renewal, extension, refinancing or replacement.

   (h) LIMITATIONS ON INVESTMENTS. ATTLA shall not, and shall not permit any Subsidiary to, purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture, evidence of indebtedness or other obligation or security, substantially all or a material portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person (each of the foregoing, an "INVESTMENT"), or enter into, directly or indirectly, any commitment or option in respect of any Investment except:

           (i)  Permitted Investments;

           (ii) Investments in ATTLA or its Subsidiaries; and

          (iii) other Investments not exceeding $5,000,000 (or the Dollar Equivalents) in the aggregate.

   (i) LIMITATIONS ON LIENS. ATTLA shall not, and shall not permit any Subsidiary to, create or have outstanding any Lien on or over any assets, except for:

           (i)  Permitted Liens; and

          (ii) other Liens created or outstanding on or over assets of ATTLA or any Subsidiary not at any time exceeding $10,000,000 (or the Dollar Equivalents) in the aggregate.

   (j) ASSET SALES. ATTLA shall not, and shall not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets, including, without limitation, the sale of any receivables or leasehold interests and any sale-leaseback or similar transaction (each of the foregoing transactions, an "ASSET SALE"), whether now or hereafter acquired except:

           (i) the sale of inventory, equipment or services to customers in the ordinary course of business;

           (ii) the sale of obsolete assets no longer used or usable in the business of the Group;

          (iii) the sale or discount without recourse of receivables arising in the ordinary course of business in connection with the compromise or collection thereof;

           (iv) the transfer by any Subsidiary of any of its property to any other Subsidiary or to ATTLA; and

            (v) other Asset Sales not exceeding $5,000,000 (or the Dollar
                Equivalents) in the aggregate.

   (k) CAPITAL EXPENDITURES. ATTLA shall not, and shall not permit any Subsidiary to, make any Capital Expenditure in any month that would cause the aggregate of all Capital Expenditures of ATTLA in such month to exceed an amount equal to 110% of the level of Capital Expenditures of ATTLA provided for in the most recently delivered Business Plan with respect to such month.

   (l) PAYMENT OF TAXES. ATTLA shall, and shall cause each of its Subsidiaries to, duly and timely file or cause to be duly and timely filed all tax returns which are required to be filed and shall duly and timely pay all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property by a government authority or otherwise payable by it (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which adequate reserves are established in the books of ATTLA or its Subsidiaries, as the case may be) except to the extent that failure to comply with this paragraph would not reasonably be expected to have a Material Adverse Effect.

10. EVENTS OF DEFAULT.

    The Events of Default in this Agreement are:

   (a) failure by ATTLA to make, or to cause an applicable Borrowing Subsidiary to make, any repayment of principal on any Loan, for more than three Business Days after such principal becomes due and payable, whether at maturity or at a date fixed for prepayment pursuant to Section 3(b), Section 3(c) or Section 3(d); or

   (b) subject to Section 1(b), failure by any Borrower to make payment of any interest on any Loan for more than three Business Days after such interest becomes due and payable; or

   (c) any Borrower defaults in its performance of or compliance with any other term contained herein (other than those referred to in paragraphs (a) or (b) of this Section ) and such default is not remedied within 30 days after the earlier of (i) an officer of such Borrower obtaining actual knowledge of such default and (ii) such Borrower receiving written notice of such default from either Lender (any such notice to be identified as a "notice of default" and to refer specifically to this paragraph (c) of Section 10); or

   (d) (i) ATTLA or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any indebtedness for borrowed money that is outstanding in an aggregate principal amount of at least $5,000,000 (or the Dollar Equivalents) beyond any period of grace provided with respect thereto, or (ii) ATTLA or any Subsidiary is in default in the performance of or compliance with any material term of any evidence of any indebtedness for borrowed money in an aggregate outstanding principal amount of at least $5,000,000 (or the Dollar Equivalents) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

   (e) ATTLA or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes as assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or
           (vi) takes action for the purpose of any of the foregoing; or

   (f) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by ATTLA or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of ATTLA or any Subsidiary or any such petition shall be filed against ATTLA or any Subsidiary and such petition shall not be dismissed within 60 days; or

   (g) a final judgment or judgments for the payment of money aggregating in excess of $3,000,000 (or the Dollar Equivalents) are rendered against ATTLA or any Subsidiary and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

   (h) revocation or non-renewal of any license, concession or similar authorization that is material to the business of the Group as currently conducted or planned to be conducted in accordance with the most recently delivered Business Plan; or

   (i) expropriation or nationalization of any material assets, business or business unit of ATTLA or any Subsidiary, or any state of war or political conflict or imposition of any restriction on currency convertibility or transferability of funds that is reasonably likely to have a Material Adverse Effect.

11. REMEDIES UPON DEFAULT, ETC.

   (a) If any Event of Default referred to in Section 10 shall have occurred and be continuing, (x) upon the occurrence of any such Event of Default described in clauses (e) or (f) of Section 10, the whole principal amount of the outstanding Loans and all accrued and unpaid interest thereon and other amounts owing thereunder shall automatically become due and payable, or (y) upon the occurrence of any other Event of Default described in Section 10, AT&T may at anytime at its option, by demand in writing to ATTLA, declare the whole amount of the outstanding Loans to be immediately due and payable.

   (b)     Upon any portion of the Loans becoming due and payable under this
           Section 11, whether automatically or by declaration, the entire unpaid principal amount of the Loans, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

   (c) OTHER REMEDIES. If any Event of Default has occurred and is continuing, and irrespective of whether any Loan has become or has been declared immediately due and payable under this Section, each Lender may at the time that a Loan is outstanding, proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

   (d) NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of either Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Lender's rights, powers or remedies. No right, power or remedy conferred by this Agreement upon either Lender shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. ATTLA will pay to each Lender on demand such further amount as shall be sufficient to cover all costs and expenses of such Lender incurred in any enforcement or collection under this Section 11, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

12. WITHHOLDING.

   (a) Except as otherwise required under applicable law, all payments made by any Borrower hereunder will be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes. If any such Taxes are required to be deducted or withheld, ATTLA shall make, or cause to be made, the required deduction and will timely remit or cause to be remitted to the relevant tax authority the amount so deducted. ATTLA will furnish to the relevant Lender, within 15 days after the date the payment of any withholding Taxes in respect of payments hereunder is due pursuant to applicable law, certified copies of tax receipts (if available) evidencing such payment by the applicable Borrower.

   (b) Each Borrower shall pay, and shall jointly and severally indemnify and hold harmless each Lender and reimburse each Lender upon its written request, for any bank charges, capital circulation charges, stamp, transfer, court or documentary taxes, CPMF or other financial transaction taxes or any other excise or property taxes, charges or similar levies imposed by any jurisdiction in connection with the execution, delivery, enforcement or performance of this Agreement.

13. INCREASED COSTS.

      If either Lender determines that, as a result of the introduction of or any change in, or in the interpretation or application of, any law or directive after the date of this Agreement:

           (i) it incurs a cost in maintaining all or part of any Loan except for its own costs of borrowing; and/or

           (ii) any sum received or receivable by it under this Agreement or the effective return to it under this Agreement or the overall return on its capital is reduced (except on account of Tax on its overall net income); and/or

          (iii) it makes any payment (except on account of Tax on its overall net income) or forgoes any interest or other return on or calculated by reference to the amount of any sum received or receivable by it under this Agreement, each Borrower shall jointly and severally indemnify such Lender against that cost, reduction, payment or forgone interest or other return (except to the extent that it results from a deduction or withholding of Tax) and, accordingly, shall from time to time on demand (whenever made) pay to such Lender the amount certified by it to be necessary so to indemnify it. For the avoidance of doubt, the indemnification referred to in the preceding sentence shall apply to such Regulation D costs, if any, as may be applied to such Lender from time to time.

14. INDEMNITIES.

   (a) MISCELLANEOUS INDEMNITIES. Each Borrower shall jointly and severally on demand indemnify each Lender against any funding or other cost, loss, expense or liability sustained or incurred by it as a result of:

           (i) any Loan not being made by reason of ATTLA purporting to revoke any Borrowing Notice;

           (ii) the occurrence or continuance of any Event of Default; or

          (iii) the receipt or recovery by any party of all or any part of the Loan or overdue sums otherwise than on the date such amount is due or the Interest Payment Date.

   (b)     TRANSACTION INDEMNITY.

           (i) Each Borrower shall jointly and severally indemnify and hold each Lender and its respective directors, officers, agents and affiliates (the "INDEMNIFIED PARTIES") harmless from and against any and all claims, damages, liabilities, taxes, costs and expenses (including reasonable legal fees, travel and other expenses and disbursements) which may be incurred by or asserted against the Indemnified Parties in connection with or arising out of any investigation, litigation or proceeding relating to this Agreement (except for any arising out of any Indemnified Party's gross negligence or willful default) whether or not the Indemnified Parties are parties thereto, and will pay all costs and expenses of the Indemnified Parties (including all reasonable legal and proper fees, expenses and disbursements) incurred or sustained by the Indemnified Parties in connection with the same whether or not an Advance is utilized hereunder.

          (ii) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against ATTLA under this Section notify ATTLA of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify ATTLA of any such action, suit or proceeding shall not relieve ATTLA from any liability that it may have to any Indemnified Party unless ATTLA is effectively precluded from exercising any of its material rights to contest such claim as a result of such omission to notify.

          (iii) In case any such action, suit or proceeding shall be brought against any Indemnified Party and notification has been made to ATTLA of the commencement thereof, ATTLA shall be entitled to participate in such action, suit or proceeding.

   (c) INDEMNITIES SEPARATE. Each of the Indemnities in this Agreement constitutes a separate and independent obligation from the other obligations in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by either Lender and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Agreement or any other judgment or order.

15. CHANGE IN MARKET CONDITIONS.

   (a) LIBOR. If in relation to any Interest Period, AT&T is unable to determine the LIBOR Rate, AT&T shall promptly notify ATTLA and no Advance shall be made.

   (b) NEGOTIATION. ATTLA and AT&T shall then negotiate until not more than 25 days after such determination by AT&T with a view to agreeing an alternative basis for calculating the interest payable on and/or funding the affected Advance or Advances. Any alternative basis agreed in writing by AT&T and ATTLA within that 25 day period shall take effect in accordance with its terms.

   (c) SUBSTITUTE INTEREST RATE. If an alternative basis for calculating the interest payable is not agreed in writing pursuant to Section 16(b), the Advance shall during that Interest Period bear interest at the rate per annum equal to the sum of the Mandatory Costs and the cost to the relevant Lender (expressed as a rate per annum) of funding the Advance during that Interest Period by whatever means it determines to be appropriate. Such Lender shall certify that cost to ATTLA as soon as practical after such Lender's determination of the event in question (but in any event at least two Business Days before the end of that Interest Period).

16. DEFINITIONS.

      "ADVANCE" has the meaning set forth in Section 1(a).

      "AFFILIATE" means, with respect to any Person, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

      "AGGREGATE COMMITMENT" means $200,000,000, as adjusted hereunder from time to time.

      "AGREEMENT" has the meaning set forth in the introductory paragraph hereto.

      "ASSET SALE" has the meaning set forth in Section 9(j).

      "AT&T" has the meaning set forth in the introductory paragraph hereto.

      "ATTLA" has the meaning set forth in the introductory paragraph hereto.

      "BORROWER" has the meaning set forth in the introductory paragraph hereto.

      "BORROWING NOTICE" has the meaning set forth in Section 2(a).

      "BORROWING SUBSIDIARY" has the meaning set forth in the introductory paragraph hereto and shall include Subsidiaries added to the list of Borrowing Subsidiaries pursuant to Section 1(b).

      "BUSINESS DAY" means any day other than a Saturday, Sunday or day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York or London, United Kingdom.

      "BUSINESS PLAN" has the meaning set forth in Section 9(a).

      "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that would in accordance with U.S. Generally Accepted Accounting Principles be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      "DOLLAR EQUIVALENT" means with respect to any amount denominated in a foreign currency, at any date of determination thereof, an amount in Dollars equivalent to such amount calculated on the basis of the Spot Rate of Exchange.

      "DOLLARS" and "$" mean lawful currency of the United States of America.

      "EVENT OF DEFAULT" means one of the events mentioned in Section 10.

      "GCH" has the meaning set forth in the introductory paragraph hereto.

      "GROUP" means, at any particular time, the Borrower and its Subsidiaries (and "member of the Group" shall be construed accordingly).

      "INDEBTEDNESS" of any Person at any date, means all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), obligations under capital leases appearing or required to appear on the balance sheet of such Person and any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument.

      "INDEMNIFIED PARTIES" has the meaning set forth in Section 14(b).

      "INTEREST LOAN" has the meaning set forth in Section 1(b).

      "INTEREST PERIOD" has the meaning set forth in Section 5(b).

      "INVESTMENTS" has the meaning set forth in Section 9(h).

      "LENDERS" has the meaning set forth in the introductory paragraph hereto.

      "LIBOR RATE" has the meaning set forth in Section 5(e).

      "LIEN" means, with respect to any Person, any lien, pledge, charge, security interest, encumbrance or any interest or title of any vendor, lessor, lender or other secured party to or of such Person.

      "LOAN" has the meaning set forth in Section 1(a).

      "MANDATORY COSTS" means, in relation to any Interest Period (or part of an Interest Period) relating to a Loan or overdue sum, the percentage rate per annum determined by AT&T.

      "MARGIN" has the meaning set forth in Section 5(e).

      "MATERIAL ADVERSE EFFECT" has the meaning set forth in Section 8(b).

      "NEW YORK COURTS" has the meaning set forth in Section 17.

      "NOTE" has the meaning set forth in Section 4.

      "OFFICERS' CERTIFICATE" has the meaning set forth in Section 1(b).

      "ORIGINAL AGREEMENT" has the meaning set forth in the introductory paragraph hereto.

      "PERMITTED INDEBTEDNESS" has the meaning set forth in Section 9(g).

      "PERMITTED INVESTMENTS" means:

         (i) marketable obligations maturing within one year or less after acquisition thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof;

         (ii) certificates of deposit, maturing within one year after acquisition thereof, or open market commercial paper maturing within 270 days after acquisition thereof, in each case issued by a bank organized in the United States of America having capital, surplus and undivided profits as of December 31, 1999 of at least $1,000,000,000 and having a commercial paper rating of A-1 or P-1;

         (iii) Investments in any Person received solely in consideration for the issuance by ATTLA of its capital stock, PROVIDED that after giving effect to such Investment on a historical pro forma basis there would not be any breach of Section 10(g) or any other covenant contained herein;

         (iv) trade credit extended to customers of any member of the Group in the ordinary course of business;

         (v) guaranties and similar support arrangements relating to Permitted Indebtedness; or

         (vi) advances to officers and employees for travel and other business expenses.

      "PERMITTED LIENS" means:

         (i)   Liens securing any Loan;

         (ii)  Liens in favor of ATTLA;

         (iii) Liens on property of any Person existing at the time such Person is acquired by or merged or consolidated with any member of the Group, PROVIDED that such Liens were not created in contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of such Person;

         (iv) statutory Liens of landlords and statutory Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business;

         (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or similar obligations incurred in the ordinary course of business;

        (vi) Liens in connection with Vendor Financing Facilities;

        (vii) Liens for Taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; or

        (vii) renewals or replacements of any Liens referred to above.

      "PERSON" means any individual, corporation, company, limited liability company, association, partnership, trust, estate, governmental authority or other entity.

      "RATABLE SHARE" means, with respect to a Lender, a fraction (a) the numerator of which shall be the aggregate outstanding principal amount of all Loans made hereunder by such Lender, and (b) the denominator of which shall be the aggregate outstanding principal amount of all Loans made hereunder by both Lenders, in each case as of the applicable measurement date.

      "REGULATION D COSTS" means any costs under Regulation D of the Board of Governors of the United States Federal Reserve System.

      "REQUIREMENT OF LAW" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets are subject; provided that the foregoing shall not apply to any non-binding recommendation of any governmental authority.

      "SENIOR INDEBTEDNESS" means, with respect to ATTLA, the following obligations, whether outstanding on the date of this Agreement or thereafter issued, without duplication: all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to ATTLA regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of ATTLA, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the Notes; PROVIDED that Senior Indebtedness shall not include (i) any obligation of ATTLA to any Subsidiary of ATTLA, (ii) any liability for Federal, state, foreign, local or other taxes owed or owing by ATTLA, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness of ATTLA (or guarantee by ATTLA of any Indebtedness) that is expressly subordinated in right of payment to any other Indebtedness of ATTLA (or guarantee by ATTLA of any Indebtedness) and (v) any capital stock of ATTLA. If any Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Senior Indebtedness nevertheless will constitute Senior Indebtedness.

      "SPOT RATE OF EXCHANGE," with respect to any foreign currency, at any date of determination thereof, means the spot rate of exchange in London that appears on the display page applicable to such foreign currency on the Dow Jones Market Service (or such other page as may replace such page for the purpose of displaying the spot rate of exchange in London); PROVIDED that if there shall at any time no longer exist such a page, the spot rate of exchange shall be determined in reference to another similar rate publishing service selected by AT&T.

      "SUBSIDIARY" means any Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests of such Person and representing more than 50% of the voting rights attaching thereto.

      "TAX" or "TAXES" means any income, franchise, gross receipts, sales, rental, use, value-added, turnover, excise, property, user, capital, doing business, transfer, stamp or other taxes.

      "TERMINATION DATE" means the earliest to occur of (i) the final maturity date specified in Section 3(a), and (ii) any date on which the Aggregate Commitment has been reduced to zero.

      "VENDOR FINANCING FACILITY" means any credit facilities of any member of the Group to finance the purchase or use of equipment, software and/or services provided by the vendors thereof.

17. APPLICABLE LAW/SUBMISSION TO JURISDICTION.

      This Agreement shall be governed by and construed in accordance with the law of the State of New York. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (the "NEW YORK COURTS") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

18. ASSIGNMENT.

      Each Lender may at any time assign its rights or obligations hereunder in whole or in part to any Affiliate of AT&T (and, in the case of GCH, to AT&T), PROVIDED that any partial assignment shall consist of a proportionate share of all of such Lender's rights hereunder and not a nonratable portion of some of its rights and obligations hereunder. Assignments hereunder shall become effective only upon delivery to ATTLA of a written instrument of assignment containing the agreement of the assignee to be bound by the terms of this Agreement. Upon the effectiveness of a permitted assignment hereunder, each reference in this Agreement to "Lender" shall be deemed to include a reference to the assignor and the assignee to the extent of their respective interests. Each Borrower shall, from time to time at the request of the assigning Lender, execute and deliver any documents that are necessary to give full force and effect to a permitted assignment hereunder, including, without limitation, one or more new Notes in exchange for any Note held by such Lender. Except as otherwise provided in this Section 18, none of the parties hereto may assign or otherwise transfer any of its rights under this Agreement.

19. COUNTERPARTS.

      This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute on and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

20. AMENDMENTS, ETC.

      No amendment, alteration, modification or waiver of any term or provision of this Agreement or of any Note or Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by AT&T, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

21. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES.

      All representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrowers in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of either Lender, the purchase of any Note or Notes, or any payment of any Note or Notes, or any disposition of any Note or Notes. All statements contained in any certificate or other instrument delivered by or on behalf of any Borrower pursuant to this Agreement shall be deemed representations and warranties of such Borrower under this Agreement.

22. NOTICES, ETC.

      Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered, or mailed by first-class mail, or sent by facsimile (such facsimile to be followed by delivery of a confirmation copy via one of the other methods set out herein), addressed (a) if to AT&T, to AT&T Treasury Department, 295 North Maple Avenue, Building 7, 1st floor, Basking Ridge, New Jersey 07920, facsimile number: 1-908-630-1965, Attention: Treasury Manager, Latin America Region, (b) if to GCH, to 7979 E. Tufts Avenue, Room 201, Denver, Colorado 80237, facsimile number: 1-303-265-8546,
      Attention: President, or (c) if to any Borrower, to 220 Alhambra Circle, Suite 900, Coral Gables, Florida 33134, facsimile number: 1-305-459-6305,
      Attention: General Counsel, or at such other address, or to the attention of such other officers, as the parties hereto may specify to one another in writing from time to time. Any notice so addressed and mailed by first-class mail or faxed shall be deemed to be given when so mailed or faxed.

23. PAYMENTS IN ACCORDANCE WITH REQUIREMENTS OF LAW.

      Any and all payments required to be made hereunder by or to any Borrower shall be made in accordance with all applicable Requirements of Law (including, without limitation, any Brazilian exchange control laws applicable to any Borrower domiciled in or organized under the laws of Brazil). ATTLA and such Borrower shall use commercially reasonable efforts to obtain any and all authorizations, approvals or consents as may be required under such Requirements of Law in connection with such payment. If such Borrower is unable to make such payment on account of its and ATTLA's failure to obtain any such authorization, approval or consent within a reasonable time (not to exceed 120 days) after the due date for such payment, ATTLA shall make such payment to such Lender together with any accrued interest thereon.

24. FURTHER ASSURANCES.

      Each Borrower shall take such further actions and execute and deliver such additional instruments, documents or assurances and take such other actions as shall be necessary or otherwise reasonably requested by either Lender, to confirm and assure the rights and obligations provided for in this Agreement and in the Notes (including, without limitation, as to enforceability thereof under the laws of any Borrower's domicile or jurisdiction of organization) and to render effective the consummation of the transactions contemplated hereby and thereby.

         In witness whereof, the parties hereto have executed this Agreement and caused the same to be delivered on their behalf as of the date first written above.

Witness: __________________                      AT&T Corp.
         Name:

Witness: __________________                      By:____________________________
         Name:                                        Name:
                                                      Title:



Witness: __________________                      GLOBAL CARD HOLDINGS INC.
         Name:

Witness: __________________                      By:____________________________
         Name:                                      Name:
                                                    Title:





Witness: __________________                      AT&T LATIN AMERICA CORP.
              Name:

Witness: __________________                      By:___________________________
              Name:                                 Name:
                                                    Title:

Witness: __________________                  AT&T PERU S.A.
         Name:

Witness: __________________                  By:____________________________
         Name:


                                             Name:


                                             Title:





Witness: __________________                  AT&T ARGENTINA S.A.
         Name:

Witness: __________________
         Name:                               By:____________________________


                                             Name:


                                             Title:





Witness: __________________                  AT&T DO BRASIL S.A.
         Name:

Witness: __________________
         Name:                               By:____________________________


                                             Name:


                                             Title:

                                                                       EXHIBIT A

                            FORM OF BORROWING REQUEST

To: AT&T Corp.

     The undersigned, AT&T Latin America Corp. ("ATTLA"), refers to the Amended and Restated Subordinated Note Agreement, dated as of January 18, 2001 (as amended, supplemented or otherwise modified from time to time, the "AGREEMENT"), among AT&T Corp., Global Card Holdings Inc., ATTLA and certain Subsidiaries of ATTLA.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

1. ADVANCE.

     ATTLA hereby gives you notice pursuant to Section 2(a) of the Agreement that it requests an Advance subject to and in accordance with the terms of the Agreement and in that connection sets forth below the terms on which such Advance is requested to be made:

     (a) Aggregate Principal Amount of Loans outstanding under the Agreement as of today's date: $______________________

     (b) Borrowing Breakdown for Advance requested hereunder:


                      ATTLA                      Amount of Borrowing               Date of Borrowing
          [and Borrowing Subsidiaries]              (in Dollars)               (which is a Business Day)
        ---------------------------------- -------------------------------- --------------------------------
        AT&T Latin America Corp.           $________________                _________________

        Borrowing Subsidiaries:

        __________________
                                           $_________________
        __________________                                                  _________________
                                           $_________________
        __________________                                                  _________________
                                           $_________________
                                                                            _________________
        __________________                 $_________________
                                                                            _________________
        ---------------------------------- -------------------------------- --------------------------------
        Total Outstanding plus Requested   $__________________              N/A

        ---------------------------------- -------------------------------- --------------------------------

(c)   Funds are requested to be disbursed to the Borrower's account with:


                            Borrowers                                     Account Information
        --------------------------------------------------- ------------------------------------------------
                                                            Bank Name: ____________________

        AT&T Latin America Corp.                            Bank Address:__________________

                                                                         __________________

                                                            Account Number: _______________

        --------------------------------------------------- ------------------------------------------------
                                                            Bank Name: ____________________

        ______________________                              Bank Address:__________________


                                                            Account Number: _______________
        --------------------------------------------------- ------------------------------------------------
                                                            Bank Name: ____________________

        ______________________                              Bank Address:__________________

                                                                         __________________

                                                            Account Number: _______________
         --------------------------------------------------- ------------------------------------------------
                                                            Bank Name: ____________________

        ______________________                              Bank Address:__________________

                                                                         __________________

                                                            Account Number: _______________
        --------------------------------------------------- ------------------------------------------------
                                                            Bank Name: ____________________

        _______________________                             Bank Address:__________________

                                                                         __________________

                                                            Account Number: _______________

        --------------------------------------------------- ------------------------------------------------


        --------------------------------------------------- ------------------------------------------------
                                                            Bank Name: ___________________

        ________________________                            Bank Address:__________________

                                                                         __________________

                                                            Account Number: _______________
        --------------------------------------------------- ------------------------------------------------



2. CERTIFICATIONS.

     As of the date hereof and as of each "Date of Borrowing" listed in 1(b):

     (a) ATTLA and the Borrowing Subsidiaries have performed and complied with all the respective terms and conditions of the Agreement applicable to them;

     (b) there exists or will exist upon the making of any Advance requested hereunder no condition or event which constitutes or which, after notice or passage of time or both, would constitute an Event of Default;

     (c) each of the representations and warrants contained in Section 8 of the Agreement are, and will be upon the making of any Advance requested hereunder, true and correct; and

     (d) the amount of the Advance specified in this Borrowing Notice is consistent with the Business Plan most recently delivered to AT&T.


                                     AT&T LATIN AMERICA CORP.

                                     By:________________________________________
                                        Name:
                                        Title: [CEO, CFO or Controller]

Date: _______________

                                                                       EXHIBIT B

                          SUBORDINATED PROMISSORY NOTE

$200,000,000                                              Date ________ __, 200_

      For value received, [Insert Name of Borrower] ("BORROWER") hereby promises to pay to the order of [Insert Name of Lender] ("LENDER") on December 1, 2008 the principal sum equal to the amount of Borrower's Loans due to Lender under the Amended and Restated Subordinated Note Agreement, dated as of January 18, 2001, among AT&T Corp., Global Card Holdings Inc., [AT&T Latin America ("ATTLA")] [Borrower] and certain subsidiaries of [ATTLA] [Borrower] (as amended, supplemented or otherwise modified from time to time, the "AGREEMENT"; each capitalized term used herein and not otherwise defined herein having the meaning assigned to such term in the Agreement).

      Borrower promises to pay interest on the unpaid principal amount of its Loans at the rate per annum specified, and otherwise as provided, in the Agreement. In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the unpaid balance of the principal of this Note may be declared and become due and payable in the manner and with the effect provided in the Agreement.

      Both principal and interest are payable in lawful money of the United States of America to Lender in immediately available funds to an account specified in writing by Lender. Each Loan owing to Lender by Borrower pursuant to the Agreement, and all payments made on account of principal thereof, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note, PROVIDED that failure of Lender to make such endorsement shall not affect the liability of Borrower hereunder or under the Agreement.

      Payments of the principal of and interest on this Note are subordinate and junior, to the extent provided in the Agreement, to all Senior Indebtedness, as such term is defined in the Agreement.

      This Note is the Note referred to in, and is entitled to the benefits of, the Agreement. The Agreement, among other things, provides for the making of Advances and Interest Loans by Lender to the Borrowers from time to time in a principal amount not to exceed the Aggregate Commitment, the indebtedness of Borrower resulting from the Advances and Interest Loans being evidenced by this Note. This Note shall be governed by, and construed in accordance with, the laws of the State of New York. This Note may not be assigned except in accordance with the Agreement.

                                       [NAME OF BORROWER]

                                       By:______________________________________

                                       Title:___________________________________



         [Customary Legends, Witnesses, etc. to be added to comply with local law of any Borrowing Subsidiary]

                                                     Type of Loan
                                                (Advance or Interest    Amount of Principal
         Date                Amount of Loan             Loan)                 Repaid              Notation Made By
- ------------------------ ---------------------- ---------------------- ---------------------- -------------------------
      _____/2001
- ------------------------ ---------------------- ---------------------- ---------------------- -------------------------

- ------------------------ ---------------------- ---------------------- ---------------------- -------------------------

- ------------------------ ---------------------- ---------------------- ---------------------- -------------------------

- ------------------------ ---------------------- ---------------------- ---------------------- -------------------------

- ------------------------ ---------------------- ---------------------- ---------------------- -------------------------

- ------------------------ ---------------------- ---------------------- ---------------------- -------------------------

- ------------------------ ---------------------- ---------------------- ---------------------- -------------------------

- ------------------------ ---------------------- ---------------------- ---------------------- -------------------------

- ------------------------ ---------------------- ---------------------- ---------------------- -------------------------

- ------------------------ ---------------------- ---------------------- ---------------------- -------------------------

- ------------------------ ---------------------- ---------------------- ---------------------- -------------------------

- ------------------------ ---------------------- ---------------------- ---------------------- -------------------------

- ------------------------ ---------------------- ---------------------- ---------------------- -------------------------

- ------------------------ ---------------------- ---------------------- ---------------------- -------------------------

- ------------------------ ---------------------- ---------------------- ---------------------- -------------------------

- ------------------------ ---------------------- ---------------------- ---------------------- -------------------------

- ------------------------ ---------------------- ---------------------- ---------------------- -------------------------

                                                                      SCHEDULE A


                      BORROWING SUBSIDIARIES
                      ----------------------


AT&T Argentina S.A.

AT&T Peru S.A.

AT&T do Brasil S.A.